INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of John Hancock Series Trust on Form N-14 of our report dated April 4, 2003, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 4, 2003 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Financial Statements" and "Experts" in such Prospectus.


/s/DELOITTE & TOUCHE LLP
------------------------
Boston, Massachusetts

June 2, 2003